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                                                                    Exhibit 5.1

                                ALSTON&BIRD LLP
                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                        Fax: 404-881-7777 Telex: 54-2996


                                 June 26, 2002


CTI Molecular Imaging, Inc.
810 Innovation Drive
Knoxville, Tennessee  37932


         Re:      Form S-8 Registration Statement --
                  CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan
                  CTI Molecular Imaging, Inc. 2002 Employee Stock Purchase Plan CTI, Inc. Restated 1998 Incentive Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel for CTI Molecular Imaging, Inc., a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 3,000,000 shares of the Corporation's Common Stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan (the "Incentive Plan"), 1,500,000 shares of Common Stock that may be issued pursuant to the CTI Molecular Imaging, Inc. 2002 Employee Stock Purchase Plan (the "Purchase Plan"), and 4,957,728 share of Common Stock that may be issued under the CTI, Inc. Restated 1998 Incentive Stock Option Plan (the "1998 Plan" and together with the Incentive Plan and the Purchase Plan, the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         We have examined the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.


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CTI Molecular Imaging, Inc.
June 26, 2002
Page 2


         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, it is our opinion that the 9,457,728 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                     Sincerely,

                                     ALSTON & BIRD LLP


                                     By: /s/ Laura G. Thatcher
                                        ----------------------------------------
                                         Laura G. Thatcher, Partner